UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PHILLIPS 66
(Name of Registrant as Specified In Its Charter)

Elliott Investment Management L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

Elliott Investment Management GP LLC

Paul E. Singer

BRIAN S. COFFMAN

SIGMUND L. CORNELIUS

MICHAEL A. HEIM

STACY D. NIEUWOUDT

GREGORY J. GOFF

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders of Phillips 66, a Delaware corporation (the “Company”).

Item 1: On May 5, 2025, Elliott posted its “How to Vote” video on YouTube. A written transcript of the video is included below, and other materials relating to the posting of the video are attached hereto in Exhibit 99.1 and incorporated herein by reference.

“How to Vote” Video Transcript

0:01: As a shareholder in Phillips 66, you have an opportunity to shape the future of the company.

0:07: Your vote is important no matter how many shares you own.

0:13: Whether by phone, web, or mail-in ballot, it's easy to vote for Elliott's slate of directors and help put Philip 66 on the best road forward.

0:25: You may receive a white or gold proxy card in the mail.

0:28: Both will allow you to cast your vote, but the gold card makes it even easier to vote for Elliott's nominees.

0:35: No matter the card you have, vote for Brian Coffman, Sigmund Cornelius, Michael Heim, and Stacy Nieuwoudt.

0:44: Mark withhold for all Phillips nominees.

0:48: In the proposals section, vote for proposal two, supporting the declassification of the board, and vote for proposal six, supporting the implementation of annual elections for all directors.

1:02: If you prefer to vote online, visit streamline66.com/how-to-vote/ for links and instructions, or you can scan the QR code on your gold card to be directed to a secure voting site.

1:17: If you are a registered shareholder, you can vote by phone at 877-510-5560.

1:27: Even if you've previously voted, you can change your vote using any of these voting methods.

1:33: Be sure to get your votes in by the deadline, May 21st.

1:37: If you have any questions at all, you can call us toll-free at 877-629-6357.

1:46: Thank you for supporting these highly qualified nominees and their vision for a more valuable Phillips 66.

Item 2: Also on May 5, 2025, Elliott posted materials to social media, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on May 5, 2025, Elliott posted additional materials to Streamline66.com, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.